UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 19, 2013

NORTHERN MINERALS & EXPLORATION LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-146934	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue M, Cisco, TX		76437
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(254) 442-3968

736 Bay Street, Suite 1205, Toronto, Ontario, Canada M5G 2M4
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 19, 2013, Ramzan Savji resigned as Secretary of our company. Mr. Savji’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.  Mr. Savji will remain our President, Chief Executive Officer, Chief Financial Officer, Treasurer, and sole Director

Concurrently with Mr. Savji’s resignation  Roger Autrey consented to and was appointed as Secretary of our company to fill the ensuing vacancycreat.

Roger Autrey – Secretary

Roger Autrey, age 54, has experience in assisting businesses in the field of international oil and gas with over 20 years sales, marketing and commercial experience acquired through privately operated and publicly traded oil companies. Mr. Autrey is currently active in several oil and gas projects in Australia & Africa.

He has been personally responsible for identifying, evaluating and recommending multiple new prospects being offered by governmental agencies, creating sealed bid applications to numerous private and public companies, and involved in private bids resulting in successful awards of over 100,000,000 gross acres, both onshore and offshore farmin projects. Further, he has been responsible for creating all sales and marketing materials used for farmin projects for prospective clients and participated in numerous oil and gas conventions globally.

Since early 1998, Mr. Autrey has served as the New Ventures Director for International Oil Lease Service Corp. (“IOLSC”) and Australian Grazing & Pastoral Co., Pty. Ltd. (“AGP”).  IOLSC and AGP have successfully leased over 600,000,000 and 1,000,000 gross acres, respectively, for oil and gas exploration in foreign countries.  Additionally, from March 2004 to March 2011, Mr. Autrey worked in the new ventures department for Australian-Canadian Oil Royalties Ltd. whose principal assets consisted of 15,440,116 gross surface acres of overriding royalty interest and approximately 8,561,007 gross acres of working interests.

Our company believes that Mr. Autrey’s professional background, and business and operational experience give him the qualifications and skills necessary to serve as Secretary of our company. Our board of directors continues to consist solely of Ramzan Savji.

There has been no transaction since the beginning of the registrant’s last two completed fiscal years, or any currently proposed transaction, in which the registrant was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the smaller reporting company’s total assets, and in which any related person had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN MINERALS & EXPLORATION LTD.

/s/ Ramzan Savji
Ramzan Savji
Director, President, Principal Executive Officer and Principal Financial Officer

Date: September 20, 2013